EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Broadwind Energy, Inc. of our report dated February 23, 2017, relating to the consolidated financial statements of Broadwind Energy, Inc., appearing in the Annual Report on Form 10-K of Broadwind Energy, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

August 11, 2017